Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-3990

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Director of Investor Relations, or Katherine L. Johnston, Manager of Relations
(617) 796-8222
www.hrpreit.com

HRPT Properties Trust Announces Annual Meeting Results
___________________________________________

Newton, MA (May 13, 2008):  HRPT Properties Trust (NYSE: HRP) announced the preliminary tabulation of votes at its annual meeting held earlier today, as follows:

•	William A. Lamkin was re-elected as an Independent Trustee receiving 182,043,852 votes, or 81% of all shares outstanding.

•	Adam D. Portnoy was re-elected as a Managing Trustee receiving 181,471,093 votes, or 81% of all shares outstanding.

Both Messrs. Lamkin and Portnoy were elected for three (3) year terms until the 2012 annual meeting.

Shareholders also approved with 161,838,576 votes, or 72% of all shares outstanding, an amendment to HRP’s declaration of trust that would authorize the Board to effect reverse splits of HRP’s common shares of beneficial interest.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States.  As of March 31, 2009, HRP owned 541 operating properties with 67.3 million square feet, including approximately 17 million square feet of leased industrial and commercial lands in Oahu, Hawaii.  HRP is headquartered in Newton, Massachusetts.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock
Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HRP’S PRESENT  BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR.  FOR EXAMPLE, THIS PRESS RELEASE REPORTS THE PRELIMINARY TABULATIONS OF VOTES OF SHAREHOLDERS AND IMPLIES THAT THE FINAL RESULTS OF THE TABULATIONS OF VOTES WILL BE THE SAME. IN FACT, THE PRELIMINARY TABULATIONS ARE SUBJECT TO FINAL COUNTINGS OF VOTES AND VERIFICATIONS THEREOF BY THE APPOINTED INSPECTOR OF ELECTIONS.  THE FINAL VOTES MAY BE DIFFERENT FROM THE RESULTS IMPLIED BY THE PRELIMINARY TABULATIONS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

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